UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2016

lUBOA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 F., No. 102, Bo’ai 2nd Road Zuoying District, Kaohsiung City Taiwan, R.O.C.	813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  +886-75570551

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report Completed Interim Review.

(a)  On November 30, 2016, the board of directors of the registrant, upon recommendation of the registrant’s management, concluded that the financial statements filed in the Quarterly Reports on Form 10-Q for the quarters ended February 29, 2016 and May 31, 2016 should no longer be relied upon.

During the preparation of its financial statements for the fiscal year ended August 31, 2016, the registrant identified errors in the presentation of its prepaid expenses reported for the quarters ended February 29, 2016 and May 31, 2016. Based on the registrant’s reassessment of relevant accounting guidelines, a portion of the prepaid expenses and certain legal expenses relating to a major shareholder’s share purchase transaction should be removed from the Company’s financial statements. The effect of this adjustment is a decrease of $2,632 in prepare expense, a decrease of $9,725 in loan from shareholder, an increase of $6,450 in accrued expense as of February 29, 2016. The adjustment also caused a decrease of $343 in accounts payable and a decrease of $5,549 in loan from shareholder for the quarter ended May 31, 2016.

The registrant also identified errors in the presentation of its expenses reported for these two quarters. Based on the registrant’s reassessment of relevant accounting guidelines, expenses incurred by a shareholder in connection with his acquisition of the controlling interest in the registrant were incorrectly attributed to the registrant. The effect of this adjustment is the elimination of certain legal expenses in the amount of $642 and $5,249 for the quarters ended February 29, 2016 and May 31, 2016, respectively.

The above-described errors did not impact prior periods, and the registrant expects to include the financial information correcting these errors in the notes accompanying its financial statements included with its Annual Report on Form 10-K for the fiscal year ended August 31, 2016.

The registrant’s board of directors discussed the matters disclosed in this Item 4.02 with the registrant’s independent registered public accounting firm, Michael Gillespie & Associates, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUBOA GROUP, INC.
Date:	November 30, 2016	(Registrant)

		By:	/s/ Hsin-Nan Lin
Hsin-Nan Lin
Chief Executive Officer

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